EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110509, 333-110510, 333-122800 and 333-124549) and Registration Statements on Form S-8 (No. 333-118233, 333-98875, 333-46664 and 333-46320) of Path 1 Network Technologies Inc. of our report dated March 21, 2006, included in this Form 10-K of Path 1 Network Technologies Inc., relating to their consolidated financial statements for the years ended December 31, 2005, 2004, and 2003.

SWENSON ADVISORS, LLP

San Diego, California

March 23, 2006